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Exhibit 23


Consent of Independent Auditors

We also consent to the incorporation by reference in the Registration Statement (Form S-8 dated March 24, 2000) pertaining to the Stock Option Agreement between LESCO, Inc. and Janet M. Cannon, the Stock Option Agreement between LESCO, Inc. and David A. Hanni, the Stock Option Agreement between LESCO, Inc. and Robert S. Kilbourne, the Stock Option Agreement between LESCO, Inc. and Mark S. Klingbeil, the Stock Option Agreement between LESCO, Inc. and R. Gary Lambdin; the Registration Statement (Form S-8 No. 333-92961) pertaining to the Stock Option Agreements between LESCO, Inc. and several present and former employees; the Registration Statement (Form S-8 No. 333-38118) pertaining to the LESCO, Inc. Stock Investment and Salary Savings Plan and Trust; the Registration Statement (Form S-8 No. 333-22685) pertaining to the LESCO, Inc. 1998 Stock Option Plan and Stock Bonus Plan; and in the Registration Statement (Form S-8 No. 333-82490) pertaining to the LESCO, Inc. 1992 Stock Incentive Plan and the Employment Agreement by and between LESCO, Inc. and William A. Foley, of our report dated February 4, 2000, with respect to the financial statements and schedule included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                         /s/ Ernst & Young LLP


Cleveland, Ohio
March 28, 2000